Exhibit 99.13

C. Schmid Beteiligung GmbH & Co. KG

Capital Increase and Transfer Agreement

Recitals

Mr Christian Schmid is the owner of various assets that constitutes special business assets for tax purposes (steuerliches Sonderbetriebsvermögen) of Schmid Grundstücke GmbH & Co. KG. In order to preserve permanently the status of these assets as business assets for tax purposes, Mr Christian Schmid wishes to transfer them to the assets of C. Schmid Beteiligung GmbH & Co. KG in consideration for the grant of partnership rights. For this purpose, in Part A of this deed a capital increase by way of an increase of Mr Christian Schmid’s limited partnership contribution is resolved, from EUR 100.00 by EUR 100.00 to EUR 200.00. In discharge of his contribution obligation, Mr Christian Schmid then transfers the assets to the assets of C. Schmid Beteiligung GmbH & Co. KG in Part B.

Part A
Capital Increase

Shareholders’ Meeting of
C. Schmid Beteiligung GmbH & Co. KG

C. Schmid Beteiligungsverwaltung GmbH, having its registered seat in Freudenstadt, registered with the commercial register of the Local Court (Amtsgericht) of Stuttgart under HRB 762503, and Mr Christian Schmid are the sole partners of C. Schmid Beteiligung GmbH & Co. KG, with registered seat in Freudenstadt, registered with the commercial register of the Local Court (Amtsgericht) of Stuttgart under HRA 733808 (the “Company”). By waiving all forms and notice periods for convening, announcing and holding the meeting as prescribed by law and the partnership agreement, they hereby hold a shareholders’ meeting of the Company and unanimously resolve as follows:

1.	Section 5(1) of the partnership agreement shall be restated as follows:

“1. For each partner, a Capital Account I, a partner-specific reserve account, a Capital Account II and a loan account shall be maintained.”

2.	Section 5(2) of the partnership agreement shall be restated as follows:

“The partner’s share of the fixed capital shall be recorded in Capital Account I.”

3.	The following subsection 5(2a) shall be inserted after Section 5(2) of the partnership agreement:

“2a. In addition, a partner-specific reserve account (equity account) shall be established for each partner. All contributions by the partner to the equity of the Company shall be recorded in such account, provided that they do not serve to pay in the fixed capital or to fund company-related reserves and are not designated as private contributions to Capital Account II.”

4.	The fixed capital of the Company (recorded in Capital Account I) shall be increased from EUR 100.00 by EUR 100.00 to EUR 200.00. For this purpose, the limited partner Christian Schmid shall increase his limited partnership contribution (share in the fixed capital) from EUR 100.00 by EUR 100.00 (capital increase amount) to EUR 200.00.

As consideration for the grant of the increased capital interest, the partner Christian Schmid undertakes to transfer:

a)	4,979,000 shares in SCHMID Group N.V., having its registered seat in Freudenstadt and, registered with the Kamer van Koophandel under KVK 89188276, owned by him;

b)	10,341,000 shares in SCHMID Group N.V., having its registered seat in Freudenstadt and, registered with the Kamer van Koophandel under KVK 89188276, assigned to him as legatee after Mr Dieter Schmid pursuant to the legacy fulfilment contract dated today attached as Annex 1;

c)	the beneficial ownership of the 2,500,000 Earn-Out Shares in SCHMID Group N.V., having its registered seat in Freudenstadt and, registered with the Kamer van Koophandel under KVK 89188276, granted to him pursuant to the Earn-Out Agreement attached as Annex 2;

d)	the beneficial ownership of the 1,000,000 warrants relating to SCHMID Group N.V., having its registered seat in Freudenstadt and, registered with the Kamer van Koophandel under KVK 89188276, transferred to him pursuant to the Warrant Transfer Agreement dated 29 January 2024 attached as Annex 3, entered into between Pegasus Digital Mobility Sponsor LLC as transferor and Ms Anette Schmid and him, in each case as transferees;

e)	the beneficial ownership of the additional 1,000,000 transfer warrants relating to SCHMID Group N.V., having its registered seat in Freudenstadt and, registered with the Kamer van Koophandel under KVK 89188276, to which he is entitled pursuant to the First Amendment to the Warrant Transfer Agreement, dated 28 April 2024 attached as Annex 4 and entered into between Pegasus Digital Mobility Sponsor LLC as transferor and Ms Anette Schmid and him, in each case as transferees (it being understood that these transfer warrants still have to be transferred by Pegasus Digital Mobility Sponsor LLC).

to the Company in accordance with the transfer agreement set out in Part B of this deed.

The capital increase amount shall be recorded in Christian Schmid’s fixed capital account (Capital Account I). To the extent the value of the above consideration exceeds the capital increase amount, the difference shall be credited to the partner-specific reserve account pursuant to Section 5(2a) of the partnership agreement (see item 3 above).

5.	The capital increase amount shall participate in the results of the Company as from the transfer date.

6.	The liability amount shall remain unchanged.

7.	Section 3 of the partnership agreement shall be restated as follows:

“Section 3

Partners, Capital Interests

1. The general partner is C. Schmid Beteiligungsverwaltung GmbH.

2. The limited partner is Mr Christian Schmid, born on 10 September 1968, residing in Freudenstadt.

3. The Company has fixed capital in the amount of EUR 200.00.

The partners participate therein as follows:

a) Christian Schmid with a fixed capital interest (recorded in Capital Account I) of EUR 200.00, i.e. 100 percent;

b) C. Schmid Beteiligungsverwaltung GmbH has no fixed capital interest and therefore participates in the fixed capital with 0 percent.

The fixed capital interest shall determine the partner’s participation in the profits and assets of the Company, any balance payable on dissolution, and its voting rights.

4. The liability amount of the limited partner to be registered in the commercial register is EUR 100.00.”

No further resolutions are adopted. The shareholders’ meeting is therefore closed.

Freudenstadt, dated May 14, 2026

C. Schmid Beteiligungsverwaltung GmbH, represented by its managing director Christian Schmid, authorised to represent the company individually and exempt from the restrictions of Section 181 BGB	Christian Schmid

Part B
Transfer Agreement

Between

Christian Schmid, with business address at Robert-Bosch-Str. 32-34, 72250 Freudenstadt,

- hereinafter referred to as “CS” -

and

C. Schmid Beteiligung GmbH & Co. KG, having its registered seat in Freudenstadt and, registered with the commercial register of the Local Court (Amtsgericht) of Stuttgart under HRA 733808, represented by its general partner with unlimited liability, C. Schmid Beteiligungsverwaltung GmbH, having its registered seat in Freudenstadt and, registered with the commercial register of the Local Court (Amtsgericht) of Stuttgart under HRB 762503, itself represented by its managing director Christian Schmid, authorised to represent the company individually and exempt from the restrictions of Section 181 BGB,

- hereinafter referred to as “CS-KG” -

the following Transfer Agreement is entered into:

Section 1
Subject Matter of the Agreement

1.1	Pursuant to the shareholders’ resolution set out in Part A of this deed, CS has undertaken to transfer:

a)	the 4,979,000 shares in SCHMID Group N.V., having its registered seat in Freudenstadt and, registered with the Kamer van Koophandel under KVK 89188276, owned by him;

b)	the 10,341,000 shares in SCHMID Group N.V., having its registered seat in Freudenstadt and, registered with the Kamer van Koophandel under KVK 89188276, assigned to him as legatee under the legacy fulfilment contract dated today attached as Annex 1, entered into between Ms Anette Schmid and him, as co-heirs in the community of heirs after Dieter Schmid on the one hand, and him as legatee on the other hand;

c)	the beneficial ownership of the 2,500,000 Earn-Out Shares in SCHMID Group N.V., having its registered seat in Freudenstadt and, registered with the Kamer van Koophandel under KVK 89188276, granted to him pursuant to the Earn-Out Agreement attached as Annex 2;

d)	the beneficial ownership of the 1,000,000 warrants relating to SCHMID Group N.V., having its registered seat in Freudenstadt and, registered with the Kamer van Koophandel under KVK 89188276, transferred to him pursuant to the Warrant Transfer Agreement dated 29 January 2024 attached as Annex 3, entered into between Pegasus Digital Mobility Sponsor LLC as transferor and Ms Anette Schmid and CS, in each case as transferees;

e)	the beneficial ownership of the additional 1,000,000 transfer warrants relating to SCHMID Group N.V., having its registered seat in Freudenstadt, and registered with the Kamer van Koophandel under KVK 89188276, to which he is entitled pursuant to the First Amendment to the Warrant Transfer Agreement, dated 28 April 2024, attached as Annex 4, entered into between Pegasus Digital Mobility Sponsor LLC as transferor and Ms Anette Schmid and CS, in each case as transferees (it being understood that these transfer warrants still have to be transferred by Pegasus Digital Mobility Sponsor LLC).

to the Company by way of singular succession into the assets of the Company in accordance with this Agreement, in order to discharge his capital contribution obligation.

1.2	The contribution shall be credited in the amount of EUR 100.00 to CS’s Capital Account I (equity account) with the Company, and any value in excess thereof shall be recorded in the partner-specific reserve account (equity account).

Section 2
Transfer and Assignment

2.1	In discharge of the obligation described in Section 1.1(a) of this Agreement, CS hereby transfers to CS-KG the 4,979,000 shares in SCHMID Group N.V., having its registered seat in Freudenstadt and, registered with the Kamer van Koophandel under KVK 89188276, which are owned by him, and hereby assigns such shares to CS-KG with immediate effect. CS-KG accepts the assignment. CS shall arrange for the shares to be transferred into the securities account of CS-KG.

2.2	In discharge of the obligation described in Section 1.1(b) of this Agreement, CS hereby transfers to CS-KG the 10,341,000 shares in SCHMID Group N.V., having its registered seat in Freudenstadt and, registered with the Kamer van Koophandel under KVK 89188276, owned by him and which were assigned to him as legatee under the legacy fulfilment contract dated today, and hereby assigns such shares to CS-KG with immediate effect. CS-KG accepts the assignment. CS shall arrange for the shares to be transferred into the securities account of CS-KG.

2.3	In discharge of the obligation described in Section 1.1(c) of this Agreement, CS hereby transfers to CS-KG the beneficial ownership in the 2,500,000 Earn-Out Shares in SCHMID Group N.V., having its registered seat in Freudenstadt and, registered with the Kamer van Koophandel under KVK 89188276, granted to him pursuant to the attached Earn-Out Agreement. CS-KG accepts the transfer. CS and CS-KG are aware that, pursuant to Clause 4 of the Earn-Out Agreement, legal title to the Earn-Out Shares is not transferable. In order instead to transfer beneficial ownership, CS and CS-KG enter into the trust agreement set out in Part C of this deed.

2.4	In discharge of the obligation described in Section 1.1(d) of this Agreement, CS hereby transfers to CS-KG the beneficial ownership of the 1,000,000 warrants relating to SCHMID Group N.V., having its registered seat in Freudenstadt and, registered with the Kamer van Koophandel under KVK 89188276, which were transferred to him pursuant to the attached Warrant Transfer Agreement dated 29 January 2024. CS-KG accepts the transfer. In order to transfer beneficial ownership, CS and CS-KG enter into the trust agreement set out in Part C of this deed.

2.5	In discharge of the obligation described in Section 1.1(e) of this Agreement, CS hereby transfers to CS-KG the beneficial ownership of the additional 1,000,000 transfer warrants relating to SCHMID Group N.V., having its registered seat in Freudenstadt and, registered with the Kamer van Koophandel under KVK 89188276, to which he is entitled pursuant to the attached First Amendment to the Warrant Transfer Agreement dated 28 April 2024, entered into between Pegasus Digital Mobility Sponsor LLC as transferor and Ms Anette Schmid and CS, in each case as transferees (it being understood that these transfer warrants still have to be transferred by Pegasus Digital Mobility Sponsor LLC). CS-KG accepts the transfer. In order to transfer beneficial ownership, CS and CS-KG enter into the trust agreement set out in Part C of this deed.

Section 3
Transfer Date

The transfer of the transferred assets pursuant to Sections 2.1 through 2.5 shall take effect immediately with economic and tax effect (the “Transfer Date”). Benefits and burdens shall also pass as of that time.

Section 4
Tax Neutrality

All transferred assets referred to in Sections 2.1 through 2.5 above shall be transferred into the assets of CS-KG. In this connection, the following particular matters are noted:

a)	The transferred assets referred to in Sections 2.1 through 2.5 are civil-law property of CS.

b)	The 4,979,000 shares in SCHMID Group N.V. (Section 2.1), having its registered seat in Freudenstadt and, registered with the Kamer van Koophandel under KVK 89188276, constitute special business assets (Sonderbetriebsvermögen) of CS in relation to Schmid Grundstücke GmbH & Co. KG, having its registered seat in Freudenstadt and, registered with the commercial register of the Local Court (Amtsgericht) of Stuttgart under HRA 726509. The transfer to CS-KG is tax-neutral pursuant to Section 6(5) sentence 3 no. 2 EStG in exchange for the grant of partnership rights.

c)	The 10,341,000 shares in SCHMID Group N.V. (Section 2.2), having its registered seat in Freudenstadt and, registered with the Kamer van Koophandel under KVK 89188276, which were assigned to CS as legatee pursuant to the legacy fulfilment contract dated today, constitute special business assets (Sonderbetriebsvermögen) of CS in relation to Schmid Grundstücke GmbH & Co. KG, having its registered seat in Freudenstadt and, registered with the commercial register of the Local Court (Amtsgericht) of Stuttgart under HRA 726509. The transfer to CS-KG is tax-neutral pursuant to Section 6(5) sentence 3 no. 2 EStG in exchange for the grant of partnership rights.

d)	The beneficial ownership of the 2,500,000 Earn-Out Shares in SCHMID Group N.V. (Section 2.3), having its registered seat in Freudenstadt and, registered with the Kamer van Koophandel under KVK 89188276, granted to CS pursuant to the Earn-Out Agreement attached as Annex 2, constitutes special business assets (Sonderbetriebsvermögen) of CS in relation to Schmid Grundstücke GmbH & Co. KG, having its registered seat in Freudenstadt and, registered with the commercial register of the Local Court (Amtsgericht) of Stuttgart under HRA 726509. The transfer to CS-KG is tax-neutral pursuant to Section 6(5) sentence 3 no. 2 EStG in exchange for the grant of partnership rights.

e)	The beneficial ownership of the 1,000,000 warrants relating to SCHMID Group N.V. (Section 2.4), having its registered seat in Freudenstadt and, registered with the Kamer van Koophandel under KVK 89188276, transferred to CS pursuant to the Warrant Transfer Agreement dated 29 January 2024 attached as Annex 3, entered into between Pegasus Digital Mobility Sponsor LLC as transferor and CS and Ms Anette Schmid, in each case as transferees, constitutes special business assets (Sonderbetriebsvermögen) of CS in relation to Schmid Grundstücke GmbH & Co. KG, having its registered seat in Freudenstadt and, registered with the commercial register of the Local Court (Amtsgericht) of Stuttgart under HRA 726509. The transfer to CS-KG is tax-neutral pursuant to Section 6(5) sentence 3 no. 2 EStG in exchange for the grant of partnership rights.

f)	The beneficial ownership of the additional 1,000,000 transfer warrants relating to SCHMID Group N.V. (Section 2.5), having its registered seat in Freudenstadt and, registered with the Kamer van Koophandel under KVK 89188276, to which CS is entitled pursuant to the attached First Amendment to the Warrant Transfer Agreement dated 28 April 2024, entered into between Pegasus Digital Mobility Sponsor LLC as transferor and Ms Anette Schmid and CS, in each case as transferees (it being understood that these warrants still have to be transferred by Pegasus Digital Mobility Sponsor LLC), constitutes special business assets (Sonderbetriebsvermögen) of CS in relation to Schmid Grundstücke GmbH & Co. KG, having its registered seat in Freudenstadt and, registered with the commercial register of the Local Court (Amtsgericht) of Stuttgart under HRA 726509. The transfer to CS-KG is tax-neutral pursuant to Section 6(5) sentence 3 no. 2 EStG in exchange for the grant of partnership rights.

Section 5
Miscellaneous / Final Provisions

7.1	The costs of this deed and of the registration in the commercial register shall be borne by the Company.

7.2	If any provision of this Agreement is or becomes wholly or partly void, invalid or unenforceable, the validity and enforceability of the remaining provisions shall not be affected thereby. To the extent permitted by law, the void, invalid or unenforceable provision shall be deemed replaced by such valid and enforceable provision as most closely reflects, in subject matter, scope, time, place and area of application, the economic purpose intended by the void, invalid or unenforceable provision. The same shall apply to any gaps in this Agreement.

7.3	Any amendments to or supplements to this Agreement must be made in writing unless a stricter form is required.

Freudenstadt, dated May 14, 2026

Christian Schmid

C. Schmid Beteiligung GmbH & Co. KG

represented by its general partner, C. Schmid Beteiligungsverwaltung GmbH, itself represented by its managing director Christian Schmid, authorised to represent the company individually and exempt from the restrictions of Section 181 BGB

Part C
Trust Agreement

Between

Christian Schmid, with business address at Robert-Bosch-Str. 32-34, 72250 Freudenstadt,

- hereinafter referred to as the “Trustee” -

and

C. Schmid Beteiligung GmbH & Co. KG, having its registered seat in Freudenstadt and, registered with the commercial register of the Local Court (Amtsgericht) of Stuttgart under HRA 733808, represented by its general partner with unlimited liability, C. Schmid Beteiligungsverwaltung GmbH, having its registered seat in Freudenstadt and, registered in the commercial register of the Local Court (Amtsgericht) of Stuttgart under HRB 762503, itself represented by its managing director Christian Schmid, authorised to represent the company individually and exempt from the restrictions of Section 181 BGB,

- hereinafter referred to as the “Trustor” -

the following Trust Agreement is entered into:

Recitals

In SCHMID Group N.V., having its registered seat in Freudenstadt and, registered with the Kamer van Koophandel under KVK 89188276 (hereinafter the “Company”), the Trustee holds, pursuant to the Earn-Out Agreement attached as Annex 2, 2,500,000 Earn-Out Shares (hereinafter the “Earn-Out Shares”) and, pursuant to the Warrant Transfer Agreement dated 29 January 2024 attached as Annex 3, a total of 1,000,000 Warrants (hereinafter the “Warrants”). In addition, pursuant to the First Amendment to the Warrant Transfer Agreement dated 28 April 2024 attached as Annex 4, the Trustee is entitled to the transfer of a further 1,000,000 Warrants (hereinafter the “Transfer Warrants”).

Legal title to the Earn-Out Shares is currently not transferable. The Warrants likewise cannot currently be transferred to the existing security account of the Trustor. However, the parties intend, as between themselves, to place the Trustor in the same position as if it had been the owner from today. The Trustor shall therefore become the beneficial owner of the Earn-Out Shares and the Warrants. Legal title to the Earn-Out Shares and the Warrants shall remain with the Trustee until further notice, and the Trustee shall henceforth hold and administer the Earn-Out Shares and the Warrants on trust for the Trustor.

The Transfer Warrants, which are still to be transferred to the Trustee in accordance with Annex 4, likewise cannot currently be transferred to the existing security account of the Trustor. However, the parties intend, as between themselves, to place the Trustor in the same position as if it had held the right to the Transfer Warrants from today, with the result that, upon the transfer of the Transfer Warrants to the Trustee, the Trustor shall become the beneficial owner of the Transfer Warrants. Legal title to the Transfer Warrants shall remain with the Trustee until further notice, and the Trustee shall hold and administer the right to the Transfer Warrants and, thereafter, the Transfer Warrants themselves on trust for the Trustor.

Now, therefore, the parties agree as follows:

Section 1
Assumption of the Trust

1.1	With immediate effect, the Trustee shall hold the Earn-Out Shares and the Warrants (the “Trust Property”) in trust for the Trustor, for the Trustor’s account and risk and in accordance with the Trustor’s instructions.

1.2	The Trustee shall hold the Transfer Warrants on trust for the Trustor, for the Trustor’s account and risk and in accordance with the Trustor’s instructions, from the time the Transfer Warrants are transferred to the Trustee. The parties agree that, from the time of such transfer, the provisions of this Agreement applicable to the Warrants shall apply mutatis mutandis to the Transfer Warrants. Until the Transfer Warrants are transferred to the Trustee, all rights and obligations under Annex 4 shall be exercised by the Trustee only in consultation with and only on the instructions of the Trustor.

1.3	As between the parties, all proprietary claims arising from the Trust Property shall belong to the Trustor.

1.4	The Trustee shall act in the interest of the Trustor. To the extent the Trust Property is to be recognised in the accounts, it shall be recognised in the accounts of the Trustor.

1.5	The Trustee hereby grants to the Trustor, with effect for the Trustee and beyond the Trustee’s death, an irrevocable power of attorney to assign the Trust Property and all rights arising therefrom to itself or to a third party. This power of attorney may be exercised without proof of termination of the trust relationship.

Section 2
Attribution of the Interest; Assignment of Proprietary Claims

2.1	As against third parties, the Trustee is the civil-law holder of the Earn-Out Shares, the Warrants and the Transfer Warrants; as between the parties, and economically, the Earn-Out Shares, the Warrants and the Transfer Warrants shall be attributed to the Trustor. For tax purposes, the Earn-Out Shares, the Warrants and the Transfer Warrants shall be attributed to the Trustor as beneficial owner (Section 39(2) AO).

2.2	The Trustee hereby assigns to the Trustor all present and future proprietary claims arising from the Earn-Out Shares, the Warrants and the Transfer Warrants against the Company, including in particular rights to profit distributions, liquidation proceeds and any balance payable on a winding-up, and the Trustor hereby accepts such assignment..

Section 3
Duties of the Trustee

3.1	The Trustee shall be obliged to surrender to the Trustor everything the Trustee obtains by reason of this trust relationship, unless the Trustee continues to hold and administer it for the Trustor by mutual agreement or unless something else has been expressly agreed. At the Trustor’s request, the Trustee shall at any time, to the extent legally permissible, assign the Earn-Out Shares, the Warrants and the Transfer Warrants to the Trustor or to a third party designated by the Trustor.

3.2	The Trustee shall be obliged to exercise or perform the Trustor’s rights and obligations in relation to the Earn-Out Shares, the Warrants and the Transfer Warrants in accordance with the Trustor’s instructions, to the extent permissible under law, the Company’s constitutional documents or any other applicable agreements. Before exercising rights arising from the Earn-Out Shares, the Warrants or the Transfer Warrants, the Trustee shall obtain the Trustor’s prior instructions. If it is not possible to obtain prior instructions or if no instruction has been given, the Trustee shall obtain the Trustor’s subsequent approval. If no instructions are given to the Trustee, the Trustee shall act in the interest of the Trustor while observing the Trustee’s duties of loyalty under company law toward the Company.

3.3	The Trustee shall be obliged to provide the Trustor with any information that the Trustee, as shareholder, may request from the Company, to the extent permissible under law, the Company’s constitutional documents or any other applicable agreements.

3.4	In all other respects, the Trustee shall be liable to the Trustor only for the degree of care the Trustee customarily exercises in the Trustee’s own affairs.

Section 4
Duties of the Trustor

4.1	The Trustor shall indemnify and hold harmless the Trustee from and against all claims of whatever nature asserted against the Trustee by reason of the fact that it holds and administers the Earn-Out Shares, the Warrants and the Transfer Warrants on trust for the Trustor.

4.2	The Trustor shall reimburse the Trustee for all expenses and costs associated with the trust, to the extent incurred for the proper performance of the Trustee’s duties under this Agreement and unless otherwise agreed. This shall also apply to any tax burdens incurred by the Trustee as a result of holding and administering the Earn-Out Shares, the Warrants and the Transfer Warrants. The Trustee may require reasonable advances in respect of its costs and expenses.

Section 5
Termination; End of the Trust Relationship

The trust relationship may be terminated by the Trustee by written notice, without cause, upon six months’ notice and shall end when such termination becomes effective. The trust relationship may further be terminated by the Trustor at any time by written notice without any notice period and with immediate effect.

Section 6
Restriction on Transfer; Confidentiality

6.1	The transfer of rights under this Agreement shall not be permitted without the prior consent of the other party.

6.2	The Trustor and the Trustee each undertake toward the other party to keep confidential the trust relationship and all information obtained from it, except where disclosure obligations apply by law; this confidentiality obligation shall not apply vis-à-vis the parties’ tax advisers and legal advisers who are themselves bound by professional secrecy.

Section 7
Miscellaneous / Final Provisions

7.1	If any provision of this Agreement is or becomes wholly or partly void, invalid or unenforceable, the validity and enforceability of the remaining provisions shall not be affected thereby. To the extent permitted by law, the void, invalid or unenforceable provision shall be deemed replaced by such valid and enforceable provision as most closely reflects, in subject matter, scope, time, place and area of application, the economic purpose intended by the void, invalid or unenforceable provision. The same shall apply to the filling of any gaps in this Agreement.

7.2	Any amendments or additions to this Agreement must be made in writing unless a stricter form is required.

Freudenstadt, dated May 14, 2026

Christian Schmid (Trustee)

C. Schmid Beteiligung GmbH & Co. KG (Trustor)

represented by its general partner, C. Schmid Beteiligungsverwaltung GmbH, itself represented by its managing director Christian Schmid, authorised to represent the company individually and exempt from the restrictions of Section 181 BGB